Exhibit 23-1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2017, with respect to the financial statements and supplemental schedule included in the Annual Report of Rockwell Collins Retirement Savings Plan on Form 11-K for the year ended December 31, 2016. We hereby consent to the incorporation by reference of said report in the Registration Statement of Rockwell Collins, Inc. on Form S-8 (File No. 333-63100, File No. 333-102047, and File No. 333-160384).

/s/ GRANT THORNTON LLP

Kansas City, Missouri
June 27, 2017